SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           Date of Report May 19, 2000
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                          COMMERCIAL PROPERTIES 2, L.P.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


           Virginia                 0-11763                 13-3130258
           --------                 -------                 ----------
State or other jurisdiction       Commission               IRS Employer
      of incorporation           File Number            Identification No.


3 World Financial Center, 29th Floor
New York, NY   Attn.: Andre Anderson                          10285
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Address of principal executive offices                       Zip Code



Registrant's telephone number, including area code (212) 526-3183
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COMMERCIAL PROPERTIES 2 L.P.



Item 2.   Disposition of Assets

On May 19, 2000, Commercial Properties 2, L.P., a Virginia limited partnership (the "Partnership"), sold Two Financial Centre (the "Property") to Cooper Financial LLC (the "Buyer"), for a selling price of approximately $9,404,556, net of closing adjustments and selling costs. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

As a result of the sale, the General Partners intend to distribute the net proceeds therefrom (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) and dissolve the Partnership in 2000.


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COMMERCIAL PROPERTIES 2 L.P.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                          COMMERCIAL PROPERTIES 2, L.P.


                          BY:  REAL ESTATE SERVICES VII, INC.
                               A General Partner


Date:  May 30, 2000            BY:     /s/Michael T. Marron
                                       -------------------------------------
                               Name:   Michael T. Marron
                               Title:  President and Chief Financial Officer


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